10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Pennsylvania Municipal Bond Fund
Redevelopment Authority of The City of Philadelphia

 4/25/02

Cost:
$1,000,000
$1,000,000

%of Offering Purchase

 0.685%

 0.685%
 ------
Broker:
UBS Paine Webber, Inc.
Underwriting Synicate Members:
UBS Paine Webber, Inc.
Morgan Stanley & Co.
JP Morgan
A.G. Edwards & Sons, Inc.
Wachovia Bank


Fund

Connecticut Municipal Bond Fund

State of Connecticut Health and Educational Facilities Auth
 5/6/02
Cost:

$1,000,000

%of Offering Purchase

 3.970%
Broker:
Advest, Inc.
Underwriting Synicate Members:
Wachovia Bank
Advest, Inc.
Quick & Reilly, Inc.

Fund

New Jersey Municipal Bond Fund
Tobacco Settlement Financing Corporation

 8/15/02

Cost:
$4,837,500

%of Offering Purchase

 0.289%
Broker:
Salomon Smith Barney
Underwriting Synicate Members:
Salomon Smith Barney
Commerce Capital Markets, Inc.
Bear, Stearns & Co. Inc.
Morgan Stanley
Wachovia Bank, National Association


Fund

Pennsylvania Municipal Bond Fund
Tobacco Settlement Financing Corporation

 8/15/02
Cost:

 $967,500

%of Offering Purchase

 0.058%
Broker:
Salomon Smith Barney
Underwriting Synicate Members:
Salomon Smith Barney
Commerce Capital Markets, Inc.
Bear, Stearns & Co. Inc.
Morgan Stanley
Wachovia Bank, National Association